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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15d OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2004
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                          WILMINGTON TRUST CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                     1-14659                   51-0328154
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                     Identification Number)

                      Wilmington Trust Corporation
                           Rodney Square North
                        1100 North Market Street
                         Wilmington, Delaware                   19890
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               (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (302) 651-1000
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         (Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

      On January 19, 1995, the Board of Directors of Wilmington Trust Corporation (the "Corporation") approved a Rights Agreement and declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"). That dividend was paid on February 15, 1995 to the Corporation's stockholders of record on January 30, 1995 (the "Record Date"). Each Right entitled the registered holder, on certain conditions, to purchase from the Corporation one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation at a price of $110 per one one-thousandth of a share of Preferred Stock.

      On December 16, 2004, the Corporation's Board of Directors approved and the Corporation and Wells Fargo Bank, N.A., (the "Rights Agent") executed an amendment and reinstatement of that rights agreement (the "Rights Agreement"). The Rights Agreement is for a ten-year term and entitles registered holders of Common Stock, on the conditions summarized below, to purchase from the Corporation one one-thousandth of a share of Preferred Stock of the Corporation at a price of $128.00 per one one-thousandth of a share.

      Until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of the Common Stock or (2) ten business days (or a later date that the Board of Directors of the Corporation may determine before the time that any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of these dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by that Common Stock certificate together with a copy of the Summary of Rights.

      The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without that notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by that certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and those separate Right Certificates alone will evidence the Rights.

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      The Rights are not exercisable until the Distribution Date. The Rights will expire on December 16, 2014 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Corporation, in each case as described below.

      The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (2) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (3) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

      The number of outstanding Rights is subject to adjustment in the event of a stock dividend on Common Stock payable in shares of Common Stock or subdivisions, consolidations, or combinations of the Common Stock occurring, in any such case,after December 16, 2004 and before the Distribution Date.

      Under certain circumstances set forth in the Rights Agreement, Rights owned or transferred to any person who is or becomes an Acquiring Person and certain transferees thereof will become null and void and will no longer be transferable.

      Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as, and if declared, to a minimum preferential quarterly dividend payment of the greater of
(1) $10 per share and (2) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution, or winding up of the Corporation, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (1) $1,000 per share (plus any accrued but unpaid dividends) and (2) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation, or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

      Because of the nature of the Preferred Stock's dividend, liquidation, and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

      If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will have the right thereafter to receive, upon exercise of a Right at the then-current exercise price of the Right, that number of

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shares of Common Stock having a market value equal to two times the exercise price of the Right.

      If, after a person or group becomes an Acquiring Person, the Corporation is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a Right, that number of shares of common stock of the person with whom the Corporation has engaged in the foregoing transaction (or its parent) that at the time of that transaction has a market value of two times the exercise price of the Right.

      At any time after any person or group becomes an Acquiring Person and before the acquisition by that that Acquiring Person of 50% or more of the outstanding shares of Common Stock of the Corporation, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by that Acquiring Person, which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Corporation's preferred stock having equivalent rights, preferences, and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock), equivalent in value thereto, per Right.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in that Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock that are integral multiples of one one-thousandth of a share of Preferred Stock, and that may, at the Corporation's election, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

      At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") payable, at the option of the Corporation, in cash, shares of Common Stock, or such other form of consideration as the Board of Directors of the Corporation shall determine. The redemption of the Rights may be made effective at the time, on the basis, and with the conditions as the Board of Directors of the Corporation may establish in its sole discretion. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      For so long as the Rights are then redeemable, the Corporation may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Corporation may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

      Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

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      A copy of the Rights Agreement has been filed with the Securities and
Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A dated December 16, 2004. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is incorporated by reference herein. The Rights Agent also serves as the Corporation's transfer agent and as trustee under the Corporation's subordinated debt issues.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      On December 16, 2004, the Corporation's Board of Directors elected Gailen Krug as a member of the Board's Class of 2007. Since 1999, Ms. Krug has served as Vice President and Chief Investment Officer of Waycrosse, Inc., which oversees a diversified portfolio of financial assets for a multi-generation high net worth family. From 1992 through 1999, she was an officer of First Asset Management, a subsidiary of U.S. Bancorp, including Vice President and Senior Portfolio Manager, managing investment portfolios for high net worth client, endowment, foundation, and trust portfolios. Ms. Krug has served as a member of the Advisory Board of Wilmington Trust FSB, a subsidiary of the Corporation, since 2001.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

      On December 16, 2004, the Corporation's Board of Directors adopted amendments to the Corporation's Bylaws. Those amendments:

            - Eliminated references to the Executive Committee from the Bylaws;

            - Added Associate Directors and advisory board members of the Corporation and its subsidiaries to the mandatory indemnification provisions of the Bylaws; and

            - Revised the deadline by which shareholder proposals must be received by the Corporation to conform to the requirements of the Securities and Exchange Commission.

EXHIBIT.

      1. Amended and Restated Bylaws of Wilmington Trust Corporation.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        WILMINGTON TRUST CORPORATION

Dated: December 16, 2004                By:  /s/ Ted T. Cecala
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                                             Name:  Ted T. Cecala,
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

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